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                                                                   EXHIBIT 23(A)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in Post-Effective Amendment No. 2 to the registration statement of Brown-Forman Corporation on Form S-3 (File No. 33-12413) of our report dated May 27, 1998, on our audits of the consolidated financial statements and financial statement schedule of Brown-Forman Corporation and Subsidiaries. We also consent to reference to our firm under the caption "Experts."



/s/ PricewaterhouseCoopers LLP



Louisville, Kentucky


August 19, 1998


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